                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


                                      INDEX



                                                                            Page
                                                                            ----
Report of Independent Accountants                                              1

Statement of Net Assets Available for Plan Benefits as of
 December 31, 1995 and 1994                                                    2

Statement of Changes in Net Assets Available for Plan Benefits
 for the Years Ended December 31, 1995 and 1994                                3

Notes to Financial Statements                                                  4

Schedule of Net Assets Available for Plan Benefits by Fund                     9

Schedule of Changes in Net Assets Available for Plan Benefits by Fund         11

Supplemental Financial Schedules:*

     I.   Item 27a - Assets Held for Investment Purposes                      13

     II.  Item 27d - Reportable Transactions                                  15



* All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because the schedules are not applicable.

                                  [LETTERHEAD]


                        REPORT OF INDEPENDENT ACCOUNTANTS

June 14, 1996

To the Participants and Administrative Committee of the Fisons Scientific Equipment Savings Incentive Plan


We were engaged to audit the financial statements of the Fisons Scientific Equipment Savings Incentive Plan as of December 31, 1995 and 1994, respectively, and for the years then ended and the schedules as of and for the year ended December 31, 1995, as listed in the accompanying index. These financial statements are the responsibility of the Plan's management.

As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the Administrative Committee instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in Note 5, which was certified by NationsBank of Texas, N.A., the trustee of the Plan, except for comparing such information with the related information included in the financial statements and schedules. We have been informed by the Administrative Committee that the trustee holds the Plan's investment assets and executes investment transactions. The Administrative Committee has obtained a certification from the trustee as of and for the years ended December 31, 1995 and 1994 that the information provided to the Administrative Committee by the trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

As discussed in Note 8, the accompanying statement of net assets available for plan benefits includes a guaranteed income contract (GIC) investment from Executive Life Insurance Company (ELIC) having a carrying value of $770,902 (1.6% of net assets available for plan benefits) at December 31, 1995. As a result of the Conservatorship and pending Rehabilitation of ELIC, the fair value of the GIC and the Plan's ability to realize this investment cannot presently be determined. The financial statements do not include any adjustment which might result from the outcome of this uncertainty.


PRICE WATERHOUSE LLP

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS



                                                           December 31,
                                                           ------------
                                                       1995            1994
                                                       ----            ----
Guaranteed income contracts, at contract value     $ 13,834,589    $ 15,089,193
Investments at fair value:
  Bond funds                                          7,837,870       9,054,023
  Mutual funds                                       19,788,924      18,731,083
  Short-term investment funds                         3,910,750       4,552,445
Participant loans                                     1,530,596       1,984,731
Employer and employee contributions receivable          384,848         541,353
Interest and dividends receivable                        77,998          22,139
Accounts payable                                        (76,122)        (70,961)
Accrued Plan asset transfer (see Note 7)               (226,674)          -
                                                   ------------    ------------
Net assets available for plan benefits             $ 47,062,779    $ 49,904,006
                                                   ------------    ------------
                                                   ------------    -------------


         The accompanying notes are an integral part of this statement.

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS



                                                       For the year ended
                                                           December 31,
                                                           ------------
                                                      1995             1994
                                                      ----             ----
Contributions:
  Employee                                         $  4,834,471    $  5,269,811
  Employer                                            2,075,908       2,260,547
Interest and dividends                                3,600,839       3,019,724
Unrealized appreciation (depreciation) in fair
  value of investments, net                           2,784,935      (1,830,587)
Realized gain (loss) on disposal of investments          69,476        (297,447)
Benefits paid to participants                        (3,834,098)     (3,890,432)
Administrative expenses                                (168,876)       (172,778)
Forfeitures                                             (83,400)        (37,695)
Transfer of Plan assets (see Note 7)                (12,120,482)          -
                                                   ------------    ------------
Net increase (decrease) in plan assets               (2,841,227)      4,321,143
Net assets available for plan benefits:
  Beginning of year                                  49,904,006      45,582,863
                                                   ------------    ------------
  End of year                                      $ 47,062,779    $ 49,904,006
                                                   ------------    ------------
                                                   ------------    ------------


         The accompanying notes are an integral part of this statement.

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF THE PLAN:

The Fisons Scientific Equipment Savings Incentive Plan (the Plan) was established as a savings incentive plan for the benefit of the employees of Curtin Matheson Scientific, Inc. (CMS), VG Instruments plc, Fisons Instruments, Inc. and VGI Holdings, Inc. (the Sponsors). The Plan contains a qualified cash or deferred arrangement as defined by Internal Revenue Code Section 401(k). Effective with the sale of CMS on October 17, 1995, mirror plans were created for the transfer of assets for active participants of Fisons Instruments and J&W Scientific Inc. and CMS became the sole sponsor as of the end of the 1995 plan year.

The following description provides only general information. Participants should refer to the summary plan description or the plan document for a more complete explanation of the Plan's provisions. The plan document is controlling at all times.

ELIGIBILITY

New employees must complete one year of service to become eligible for the Plan. A year of service is a 12-month period in which the employee completes 1,000 or more hours of service. The first 12-month period used in calculating years of service begins on the employment date. If the employee fails to complete 1,000 hours in the first 12 months of employment, the eligibility period automatically changes to the plan year.

CONTRIBUTIONS AND INVESTMENT OPTIONS

Generally, participants may contribute up to 16% of their compensation to the Plan. Participants may change their contribution percentage no more often than semiannually. The Sponsors match each participant's contribution to a maximum of 1% of earnings on a dollar-for-dollar basis and match the next 5% of each participant's earnings contributed at the rate of 50 cents per dollar contributed. All contributions made by the participants and the Sponsors are paid into a trust fund established for the Plan. Participants may direct that their contributions be invested in one or more of the following options:

Option A: Four guaranteed income contracts (one with Executive Life Insurance
          Company (ELIC) - see Note 8, one with Hartford Life Insurance Company, one with Allmerica Life Insurance Company and one with Metropolitan Life Insurance Company) and three bond funds managed by NationsBank of Texas.

Option B: A money market fund invested in short-term money market certificates.

Option C: A portfolio of mutual funds, each having investments in a diversified portfolio of equity securities, selected by the Plan's Administrative Committee and the Plan's Investment Consultant.

Option D: A portfolio of mutual funds, each having investments in a diversified portfolio of equity securities focusing on companies which have above average earnings growth and whose stock prices show larger than average fluctuations. Such investments are selected by the Plan's Administrative Committee and the Plan's Investment Consultant.

Participants may allocate contributions among the options in multiples of 25%. Participants may transfer the value of their investments from one option to another and/or revise the allocation of their future contributions no more often than quarterly. Participants' accounts are credited or charged for investment earnings or losses from the applicable investment option, net of applicable commissions, fees and applicable excise taxes on security transactions.

Contributions are initially made to a clearing account to facilitate distribution among the investment options. Disbursements of benefits and Plan expenses are made from the clearing account prior to allocation of the Funds to the investment options.

VESTING

Participants are fully vested in the value of their accounts which are attributable to their contributions, and participants become vested in the value of their accounts which are attributable to the Sponsors' contributions ratably over five years of service, as defined in the Plan. Participants also become fully vested upon cessation of employment by reason of death or retirement. Participants who terminate prior to vesting in employer contributions forfeit the right to receive the nonvested portion of their account attributable to such contributions. Forfeitures amounted to $83,400 and $37,695 in 1995 and 1994, respectively, and are used to reduce employer contributions.

LOANS TO PARTICIPANTS

Loans to participants are limited to 50% of an eligible participant's vested balance not to exceed $50,000. The minimum loan amount is $1,000. Participants make principal and interest payments through payroll deductions, which are credited directly to the participant's account. Participant loans bear interest rates that provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which could be made under similar circumstances. Generally the outstanding balance of a participant loan is repaid from that participant's account balance upon termination of employment.

WITHDRAWALS

While employed by the Sponsors, a participant generally may not withdraw any portion of the value of his account. Under certain "hardship" provisions, in-service withdrawals are allowed on a limited basis. Such hardship conditions include payments for medical expenses not covered by insurance, purchase of a primary residence, foreclosure or eviction expenses and expenses for the higher education of the participant or his dependents.

DISTRIBUTION OF BENEFITS

Upon termination of employment, retirement or the death of a participant, the vested portion of the value of the participant's account may be distributed to the participant or the participant's beneficiary within 60 days of the end of the plan year. Prior to the participant's attainment of age 65, his consent must be obtained for any distribution exceeding $3,500.

TERMINATION OF THE PLAN

Although they have not expressed the intent to do so, the Sponsors may terminate the Plan at any time. In the event of termination of the Plan, each participant's interest in the value of his entire account becomes fully vested. Upon its termination, the assets of the Plan will be distributed in accordance with the Plan and applicable law.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The Plan's financial statements are prepared on the accrual basis of accounting.

VALUATION OF INVESTMENTS

Short-term investments are valued at cost which approximates fair value. Participant loans are carried at their outstanding principal balance which approximates fair value. Mutual funds and bond funds are valued at the most recent quoted market price as of the statement date. Guaranteed income contracts (other than the guaranteed income contract from ELIC - see Note 8) are stated at contract value. Contract value represents contributions made under the contract, plus interest at the contract rate, less contract withdrawals and administrative expenses charged by the insurance companies.

INCOME AND EXPENSE

Dividend income is recorded as of the date of record. Interest income is recorded when earned. Gains and losses on securities transactions are recorded on a current value basis. For purposes of reporting under ERISA, gains and losses on investments sold are calculated as sales proceeds, less current value of such investments at the beginning of the Plan year or acquisition costs if acquired during the Plan year. Unrealized gains and losses are calculated as current value of investments at the end of the Plan year, less current value at the beginning of the Plan year or acquisition cost if acquired during the Plan year.

Substantially all administrative expenses are borne by the Plan. CMS received no reimbursement from the Plan for payroll-related costs during 1995 or 1994.

NOTE 3 - BENEFIT OBLIGATIONS:

Accumulated benefits for persons who have withdrawn from participation or have elected a withdrawal and reported as liabilities on Form 5500 pursuant to ERISA guidelines are as follows:

                                               December 31,
                                               ------------
                                            1995          1994
                                            ----          ----
               Option A                 $   761,348    $  196,455
               Option B                     111,617         3,820
               Option C                     682,100       186,276
               Option D                      12,867         8,103
                                        -----------    ----------
                                        $ 1,567,932    $  394,654
                                        -----------    ----------
                                        -----------    ----------

NOTE 4 - FEDERAL INCOME TAX STATUS:

The Plan and amendments thereto through November 28, 1988 received favorable determination letters from the Internal Revenue Service. Management believes the Plan continues to be designed and operated in accordance with the applicable requirements of the Internal Revenue Code (IRC) and therefore the related trust is exempt under IRC Section 501(a). The Administrative Committee has requested a determination letter from the Internal Revenue Service regarding the Plan's continued qualified status, and the Committee believes a favorable determination will be granted.

NOTE 5 - PLAN AMENDMENT:

During 1995, the Plan adopted an amendment to comply with legislation and various related regulations and rulings issued by government agencies subsequent to the provisions of the Tax Reform Act of 1986.

NOTE 6 - INFORMATION CERTIFIED BY TRUSTEE:

As a result of the Administrative Committee's election of the method of compliance permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA, information regarding the Plan's investments and related gains and losses, interest and dividends and administrative expenses was certified by the trustee and used in the preparation of the

December 31, 1995 and 1994 financial statements and schedules. Differences between the certified amounts and the amounts reported in the financial statements and schedules are due to the trustee's use of the cash basis of accounting in reporting investments, interest and dividend income and administrative expenses.

NOTE 7 - TRANSFER OF PLAN ASSETS:

During 1995, certain business events occurred, including the sale of CMS effective October 17, 1995. In connection with these transactions, the active participant account balances for Fisons Instruments and J&W Scientific, Inc. were transferred to newly established mirror trusts. Plan net assets of $12,120,482 were transferred out of the Plan as a result of these transactions, with $226,674 of that amount being transferred in 1996.

NOTE 8 - UNCERTAINTY:

The statement of net assets available for plan benefits includes a guaranteed income contract (GIC) investment from ELIC having a carrying value of $770,902 (1.6% of net assets available for plan benefits) at December 31, 1995.

On April 11, 1991, ELIC was placed into conservatorship (Conservatorship) by the commissioner (Commissioner) of the California Department of Insurance through a California court order. In connection with the Conservatorship, the Commissioner suspended all GIC withdrawals pending rehabilitation
(Rehabilitation) of ELIC.

As a result of the Conservatorship and pending Rehabilitation, the Administrative Committee placed the ELIC-GIC on nonaccrual status effective January 1, 1991. For purposes of these financial statements, the Plan discontinued recognition of interest income on this contract effective January 1, 1990.

During December 1993, the Executive Life Rehabilitation Plan (the Rehabilitation
Plan) was approved by the California Rehabilitation Court. Under the Rehabilitation Plan, the Plan elected to convert the ELIC-GIC into a GIC issued by Aurora National Life Assurance Company. The Aurora GIC has a principal value of $699,112 and matures in 1998. Interest accrues on the Aurora GIC at 5.61%. The Rehabilitation Plan contains a number of conditions which may reduce the amount of any payments under the Aurora GIC. Accordingly, the ultimate fair value of this investment and the Plan's ability to realize this investment of $770,902 cannot presently be determined. The financial statements do not include any adjustment which might result, if any, from the outcome of this uncertainty.

Effective June 5, 1991, the participants with investment balances in Option A were allocated their share of the investment in the ELIC-GIC. These amounts are unavailable for distribution to the participants or transfer to other investment options pending the outcome of this uncertainty. Any loss realized by the Plan from the ELIC-GIC will be borne directly by these participants.

                                                                      SCHEDULE I
                                                                   (Page 1 of 2)

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


           SCHEDULE OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND

                                DECEMBER 31, 1995


                                                                                                     Clearing
                                         Option A       Option B       Option C       Option D        account         Total
                                         --------       --------       --------       --------        -------         -----
Guaranteed income contracts,
  at contract value                   $ 13,834,589    $      -      $       -       $      -         $    -       $ 13,834,589
Investments at fair value:
  Bond funds                             7,837,870           -              -              -              -          7,837,870
  Mutual funds                                -              -        16,394,650      3,394,274           -         19,788,924
  Short-term
   investment funds                        226,777      1,553,608      1,237,814        911,791        (19,240)      3,910,750
Participant loans                        1,179,868        138,155        292,253        (79,680)          -          1,530,596
Employer and employee
 contributions receivable                  148,960         14,231        160,609         61,048           -            384,848
Interest and dividends
 receivable                                 49,058          9,104         12,295          6,120          1,421          77,998
Accounts payable                           (30,779)        (1,128)       (33,630)       (10,585)          -            (76,122)
Accrued Plan asset transfer                (79,953)        (4,050)       (94,230)       (48,441)          -           (226,674)
Due (to) from other Options                 18,161        133,796       (117,682)       (52,094)        17,819            -
                                      ------------    -----------   ------------    -----------      ---------    ------------

Net assets available
  for Plan benefits                   $ 23,184,551    $ 1,843,716   $ 17,852,079    $ 4,182,433      $       0    $ 47,062,779
                                      ------------    -----------   ------------    -----------      ---------    ------------
                                      ------------    -----------   ------------    -----------      ---------    ------------



      This schedule was prepared from information certified by the trustee.

                                                                     SCHEDULE I
                                                                   (Page 2 of 2)

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


           SCHEDULE OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND

                                DECEMBER 31, 1994



                                                                                                     Clearing
                                         Option A       Option B       Option C       Option D        account         Total
                                         --------       --------       --------       --------        -------         -----
Guaranteed income contracts,
  at contract value                   $ 15,089,193    $     -        $     -         $    -           $    -      $ 15,089,193
Investments at fair value:
  Bond funds                             9,054,023          -              -              -                -         9,054,023
  Mutual funds                                 -            -         15,569,515      3,161,568            -        18,731,083
  Short-term
   investment funds                        472,524      1,670,912      1,471,104        768,971        168,934       4,552,445
Participant loans                        1,304,477        175,635        513,863         (9,244)           -         1,984,731
Employer and employee
  contributions receivable                 223,436         22,464        218,817         76,636            -           541,353
Interest and dividends
  receivable                                 2,319          7,614          6,216          3,198          2,792          22,139
Accounts payable                           (39,102)        (3,469)       (23,759)        (4,631)          -            (70,961)
Due (to) from other Options               (182,905)        79,924        149,226        125,481       (171,726)            -
                                      ------------    -----------    -----------     ----------       --------    ------------
Net assets available
  for Plan benefits                   $ 25,923,965    $ 1,953,080    $17,904,982     $4,121,979       $   -       $ 49,904,006
                                      ------------    -----------    -----------     ----------       --------    ------------
                                      ------------    -----------    -----------     ----------       --------    ------------


      This schedule was prepared from information certified by the trustee.

                                                                    SCHEDULE II
                                                                   (Page 1 of 2)

                          FISONS SCIENTIFIC  EQUIPMENT
                             SAVINGS INCENTIVE PLAN


      SCHEDULE OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                 Option A        Option B     Option C        Option D          Total
                                                 --------        --------     --------        --------          -----
Contributions:
  Employee                                   $   1,843,176    $   219,018  $   1,976,513    $   795,764    $   4,834,471
  Employer                                         830,965         99,223        814,123        331,597        2,075,908
Interest and dividends                           1,986,919        129,487      1,224,962        259,471        3,600,839
Unrealized appreciation in fair value
  of investments                                   361,563          -          2,085,951        337,421        2,784,935
Realized gain on disposal
  of investments                                    69,476          -              -              -               69,476
Benefits paid to participants                   (1,842,439)      (149,682)    (1,456,663)      (385,314)      (3,834,098)
Administrative expenses                            (75,994)        (3,378)       (70,928)       (18,576)        (168,876)
Transfer of Plan assets                         (5,351,339)      (809,649)    (4,602,130)    (1,357,364)     (12,120,482)
Forfeitures                                        (30,731)        (6,126)       (32,688)       (13,855)         (83,400)
Transfers to (from) Options, net                  (531,010)       411,743          7,957        111,310             -
                                             -------------    -----------  -------------    -----------    -------------
Net increase (decrease) in plan assets          (2,739,414)      (109,364)       (52,903)        60,454       (2,841,227)
Net assets available for plan benefits:
  Beginning of year                             25,923,965      1,953,080     17,904,982      4,121,979       49,904,006
                                             -------------    -----------  -------------    -----------    -------------
  End of year                                $  23,184,551    $ 1,843,716  $  17,852,079    $ 4,182,433    $  47,062,779
                                             -------------    -----------  -------------    -----------    -------------
                                             -------------    -----------  -------------    -----------    -------------


      This schedule was prepared from information certified by the trustee.

                                                                    SCHEDULE II
                                                                   (Page 2 of 2)

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


      SCHEDULE OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
                      FOR THE YEAR ENDED DECEMBER 31, 1994



                                                 Option A        Option B     Option C        Option D          Total
                                                 --------        --------     --------        --------          -----

Contributions:
  Employee                                   $   2,185,277    $   193,984  $   2,156,307    $   734,243    $   5,269,811
  Employer                                         960,550         92,739        893,666        313,592        2,260,547
Interest and dividends                           1,774,801         77,663        969,148        198,112        3,019,724
Unrealized depreciation in fair value
  of investments                                  (604,184)           -         (947,608)      (278,795)      (1,830,587)
Realized loss on disposal
  of investments                                   (42,255)           -         (255,192)           -           (297,447)
Benefits paid to participants                   (2,568,767)      (129,287)    (1,057,483)      (134,895)      (3,890,432)
Administrative expenses                            (98,483)        (8,639)       (55,289)       (10,367)        (172,778)
Forfeitures                                        (16,518)        (2,951)       (14,404)        (3,822)         (37,695)
Transfers to (from) Options, net                (1,362,741)      (449,129)     1,104,455        707,415              -
                                             -------------    -----------  -------------    -----------    -------------
Net increase (decrease) in plan assets             227,680       (225,620)     2,793,600      1,525,483        4,321,143
Net assets available for plan benefits:
  Beginning of year                             25,696,285      2,178,700     15,111,382      2,596,496       45,582,863
                                             -------------    -----------  -------------    -----------    -------------
  End of year                                $  25,923,965    $ 1,953,080  $  17,904,982    $ 4,121,979    $  49,904,006
                                             -------------    -----------  -------------    -----------    -------------
                                             -------------    -----------  -------------    -----------    -------------


      This schedule was prepared from information certified by the trustee.

                                                                   SCHEDULE III
                                                                   (Page 1 of 2)

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


                 ITEM 27a - ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1995


          (b) Identity of issue,          (c) Description of investment including
            borrower, lessor                   maturity date, rate of interest                    (e) Current
(a)         or similar party                  collateral, par or maturity value       (d) Cost       value
- ---         ----------------                  ---------------------------------       --------       -----

                                           Rate of    Maturity
                                           interest     date       Face value
                                           --------   --------     ----------
     GUARANTEED INCOME CONTRACTS:
     1.   Hartford Life Insurance
            Company, Contract GA-8918        9.07%     6/30/96   $  6,085,160    $  6,085,160    $  6,085,160
     1.   Allmerica Life Insurance
            Company, Contract GA-91818A      8.75%     6/30/98      3,802,209       3,802,209       3,802,209
     1.   Metropolitan Life Insurance
            Company, Contract #20021          7.1%     5/31/96      3,176,318       3,176,318       3,176,318
          Executive Life Insurance
            Company, Contract
            CG01326A3A (see Note 8)          9.07%     6/30/95        770,902         770,902         770,902
                                                                 ------------    ------------    ------------
                                                                 $ 13,834,589    $ 13,834,589    $ 13,834,589
                                                                 ------------    ------------  --------------
                                                                 ------------    ------------  --------------
                                                                      Units
                                                                      -----
     BOND FUNDS:
*         Nations Strategic Fixed Income Bond Fund                    149,584    $  1,565,419    $  1,543,705
*    1.   Nations Short-Term Income Bond Fund                         461,899       4,590,412       4,563,561
*         Nations Short-Intermed Government Fund                      416,011       1,677,553       1,730,604
                                                                                 ------------  --------------
                                                                                    7,833,384       7,837,870
                                                                                 ------------  --------------
     MUTUAL FUNDS:
          Acorn Fund                                                  118,072       1,028,209       1,605,779
          Analytic Optioned Equity Fund                                97,365       1,204,136       1,300,476
          Babson Value Fund                                            34,234         848,492       1,084,527
          DFA Small Company Equity                                    183,916       1,535,466       2,063,722
          Fidelity Equity Income Fund                                  53,480         696,410         742,303
          Fidelity Freedom Fund                                        85,119       1,334,497       1,548,320
          Mutual Qualified Income Fund                                 47,224       1,021,845       1,433,734
          Putnam Growth and Income Fund                                25,063         290,894         405,770
          Scudder International Fund                                   21,613         831,319         979,070
          T. Rowe Price Growth & Income Fund                           73,373       1,084,882       1,452,783

      This schedule was prepared from information certified by the trustee.

                                                                    SCHEDULE III
                                                                    ------------
                                                                   (Page 2 of 2)



            (b) Identity of issue,      (c) Description of investment including
              borrower, lessor              maturity date, rate of interest
(a)           or similar party              collateral, par or maturity value
- ---           ----------------              ---------------------------------                    (e) Current
                                                                      Units       (d) Cost           value
                                                                      -----     ------------     ------------
          T. Rowe Price International                                  84,724   $    877,207     $  1,064,982
          T. Rowe Price New Era Fund                                   41,559        893,560        1,019,005
          Vanguard Gold & Precious
            Metal Portfolio                                            55,280        555,470          671,097
          Vanguard Index Trust                                         17,762        604,235        1,023,082
          David L. Babson                                              25,451        305,103          373,116
          Founders                                                     39,096        284,095          275,625
          Lexington Worldwide                                          28,265        307,204          304,969
          Mathers Fund                                                 19,343        299,025          279,867
          Neuberger & Berman                                           36,315        276,732          340,634
          Pennsylvania Mutual                                          44,936        350,771          346,455
          Rowe T. Price International                                  21,281        309,923          308,156
          Rowe T. Price Small-Cap                                      21,658        273,397          358,013
          Strong Opportunity                                           10,840        290,693          377,328
          Twentieth Century Investments                                29,460        287,588          430,111
                                                                                ------------     ------------

                                                                                  15,791,153       19,788,924
                                                                                ------------     ------------

     SHORT-TERM INVESTMENT FUNDS:
 *   1.   NCNB Texas (75-6245497)                                   3,910,749      3,910,749        3,910,750
                                                                                ------------     ------------

 *        Participant loans             7.5% to 12.0%                                  -            1,530,596

                                                                                ------------     ------------
                                                                                $ 41,369,875     $ 46,902,729
                                                                                ------------     ------------
                                                                                ------------     ------------

1. Investment represents 5% or more of the net assets available for plan benefits at December 31, 1995.

* Party-in-interest to the Plan.



      This schedule was prepared from information certified by the trustee.

                                                                     SCHEDULE IV

                           FISONS SCIENTIFIC EQUIPMENT
                             SAVINGS INCENTIVE PLAN


                       ITEM 27d - REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


             (b) Description
                 of asset                                                                                   (h) Current
             (include interest                                             (f) Expenses                       value of
(a) Identity     rate and                                                    incurred         (g) Cost          asset      (i) Net
 of party     maturity in case  (c) Purchase    (d) Selling  (e) Lease         with              of           on trans-      gain
involved        of a loan)         price           price       rental       transaction        asset        action date    or (loss)
- --------      ----------------     -----           -----       ------       -----------        -----        -----------    ---------
NationsBank    NationsBank
                Short-Term      $11,744,377                                                  $11,744,377    $11,744,377
              Investment Fund                   $12,198,632                                   12,198,632     12,198,632


      This schedule was prepared from information certified by the trustee.